FORM 5 JOINT FILER INFORMATION

Name:  Luther W. Coggin

Address:   4306 Pablo Oaks Court

  Jacksonville, Florida  32224

Designated Filer: Charles B. Tomm

Issuer and Ticker Symbol: Asbury Automotive Group, Inc. (ABG)

Date of Earliest Transaction

Required to be Reported: November 29, 2004

Signature:  /s/ Luther W. Coggin

   Luther W. Coggin